Exhibit 23.1

KPMG LLP Suite 4000 1735 Market Street Philadelphia, PA 19103-7501

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 25, 2026, with respect to the consolidated financial statements of TELA Bio, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
August 11, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG
International Limited, a private English company limited by guarantee.